UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 1, 2011 Ariston Pharmaceuticals, Inc. (“Ariston”), a wholly owned subsidiary of Manhattan Pharmaceuticals, Inc. (the “Company”), entered into an amended and restated convertible promissory note (the “Amended Note”) with ICON Clinical Research Limited.  The principal terms of the Amended Note are that monthly payments of principal and interest will be waived for the thirteen month period ended December 31, 2011 (the “Waiver Period”) in exchange for a single payment of $100,000 on March 31, 2011, an increase in the interest rate on the Amended Note from 5% to 8% per annum during the Waiver Period and a balloon payment on January 31, 2012.  The Amended Note will decrease the debt service requirements of the Company and Ariston during the Waiver Period by approximately $300,000.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: March 7, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer

Exhibits.

Exhibit No.	Description
10.1	AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE